EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-139115, 333-128408, 333-117846, 333-106777 and 333-84748) on Form S-8 relating to the Venture Financial Group, Inc. Employee Stock Ownership Plan (with 401(k) provisions) of our report dated March 23, 2007, relating to the financial statements appearing in this Annual Report on Form 10-K of Venture Financial Group, Inc. for the year ended December 31, 2006.

/s/ Moss Adams LLP Bellingham, Washington March 23, 2007